EXHIBIT A

                     SEPARATION AGREEMENT AND MUTUAL RELEASE

         This Separation Agreement and Mutual Release ("Agreement") is made effective this 27th day of July, 2000 by, between and among the following parties (collectively called "the parties"): Barry Vichnick, an individual resident of California ("Vichnick"); Allen Nelson, an individual resident of California ("NelsonA"); Gary Andersen, an individual resident of California ("Andersen"); Alan Walker, an individual resident of California ("Walker"); Vaughn Nelson, an individual resident of Utah ("NelsonV"); The Professional Wrestling Alliance, Inc., a Nevada Corporation ("Nevada Corporation"); Professional Wrestling Alliance Corporation, a Delaware corporation ("Delaware Corporation"); and Hudson Consulting Group, Inc., a corporation with principal offices in Utah ("Hudson"); with respect to the following:

                                    RECITALS

         WHEREAS, Vichnick, NelsonA, Andersen, Walker & NelsonV desire to resign their positions as officers and directors of the Delaware Corporation; and to separate their interests in the Nevada Corporation from those of the Delaware Corporation; and to obtain a release of all claims which the Delaware Corporation, its stockholders or Hudson or any other individuals may ever assert against Vichnick, NelsonA, Andersen, Walker & NelsonV or the Nevada Corporation; and to give the Delaware Corporation and Hudson a release of all claims which Vichnick, NelsonA, Andersen, Walker & NelsonV or the Nevada Corporation may ever assert against them; all with the intent of allowing Vichnick, NelsonA, Andersen, Walker & NelsonV and the Nevada Corporation to continue to pursue their business plans without further interference, control or financial remuneration by and to the Delaware Corporation and any other shareholders.

         WHEREAS, the Nevada Corporation desires to separate itself and its business operations and financial interests from the Delaware Corporation; and to obtain a release of all claims which the Delaware Corporation or Hudson may ever assert against the Nevada Corporation; and to give the Delaware Corporation and Hudson a release of all claims which the Nevada Corporation may ever assert against them; all with the intent of allowing the Nevada Corporation to continue to pursue its business plans (including but not limited to the "Rock and Wrestling" business plans) without further interference, control or financial remuneration by and to the Delaware Corporation and its shareholders.

         WHEREAS, the Delaware Corporation desires to separate itself and its business operations and financial interests from the Nevada Corporation; and to obtain a release of all claims which the Nevada Corporation or Vichnick, NelsonA, Andersen, Walker & NelsonV may ever assert against it; and to give the Nevada Corporation and Vichnick, NelsonA, Andersen, Walker & NelsonV a release of all claims which it may ever assert against them; all with the intent of finding a different business or assets to acquire which will increase the value to its shareholders.

         WHEREAS, Hudson desires to have the Delaware Corporation separate itself and its business operations and financial interests from the Nevada Corporation; and to obtain a release of all claims which the Nevada Corporation or Vichnick, NelsonA, Andersen, Walker & NelsonV may ever assert against Hudson; and to give the Nevada Corporation and Vichnick, NelsonA, Andersen, Walker & NelsonV a release of all claims which Hudson may ever assert against them; all with the intent of increasing the value of its share holdings in the Delaware Corporation, and with the further intent that there shall never be financial expectations by Hudson, the Delaware Corporation, or its shareholders from any "Rock and Wrestling" events and that Hudson and the Delaware Corporation shall never use the name Rock & Wrestling to assist and increase their profits or share prices.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged by all parties, the parties hereby agree as follows:

1.   Purchase and Sale of Vichnick's Stock

         Upon the terms and conditions contained herein, Vichnick agrees to sell, and the Delaware Corporation agrees to buy, Eleven Million Seven Hundred Fifty Thousand (11,750,000) shares of the common stock of the Delaware Corporation (hereafter, "Vichnick's Delaware Shares"); in exchange, the Delaware Corporation will return to Vichnick all of his shares in the Nevada Corporation (hereafter, "Vichnick's Nevada Shares"), representing 30% of the total ownership of the Nevada Corporation, which price all of the parties agree is fair and reasonable.

2.   Purchase and Sale of NelsonA's Stock.

         Upon the terms and conditions contained herein, NelsonA agrees to sell, and the Delaware Corporation agrees to buy, an additional Eleven Million Seven Hundred Fifty Thousand (11,750,000) shares of the common stock of the Delaware Corporation (hereafter, "NelsonA's Delaware Shares"); in exchange, the Delaware Corporation will return to NelsonA all of his shares in the Nevada Corporation (hereafter, "NelsonA's Nevada Shares"), representing 25% of the total ownership of the Nevada Corporation, which price all of the parties agree is fair and reasonable.

3.   Delivery of Stock and Stock Powers by Vichnick and NelsonA.


         On the same day as the execution of this Agreement ("Closing"), Vichnick and NelsonA each agree that they shall deliver Vichnick's Delaware Shares and NelsonA's Delaware Shares (including but not limited to all certificates representing ownership of the shares), as well as signed stock powers for those shares, to the Delaware Corporation at the following address:
268 West 400 South, Suite 300, Salt Lake City, Utah 8410, Attn: BonnieJean C. Tippetts. Due to the fact that certificates were never created to represent Vichnick's Nevada Shares and NelsonA's Nevada Shares, Vichnick and NelsonA hereby agree that execution of this Agreement shall constitute full and complete delivery of all ownership in the Nevada Shares to each of them.

4. Representations and Warranties of the Delaware Corporation: The Delaware Corporation represents and warrants that:

     a. The Delaware Corporation is acquiring Vichnick's Delaware Shares and NelsonA's Delaware Shares solely in order to cancel them. Upon execution of this Agreement, Vichnick's Delaware Shares and NelsonA's Delaware Shares will be canceled.

     b. That the Delaware Corporation (formerly known as Jutland Enterprises, Inc.) will make it known to its shareholders that it is, by this agreement, terminating its relationship with the Nevada Corporation and with professional wrestling-related activities in general, that it is allowing the Nevada Corporation and Vichnick, NelsonA, Andersen, Walker & NelsonV to keep all rights to the Professional Wrestling Alliance name and all business derived therefrom; that the Delaware Corporation will change its name back to Jutland Enterprises, Inc., and that

          Vichnick,   NelsonA,   Andersen,  Walker  &  NelsonV  and  the  Nevada
          Corporation will not be required to deal with any now or existing shareholders.

     c. That the Delaware Corporation will change its name from "Professional Wrestling Alliance Corporation" into some other name as soon as legal and lawful approval of a majority of its shareholder can be obtained in compliance with SEC regulations and applicable law.

     d. The Delaware Corporation recognizes that Vichnick and NelsonA own properties and assets to carry on business related to professional wrestling and a related, unlimited series of "Rock and Wrestling" events, and there shall be no expectations for rewards, monies, credit, or ownership by the Delaware Corporation.

5. Representations and Warranties of Vichnick and NelsonA. Vichnick and NelsonA each represent and warrant on their own behalf that:

     a Vichnick and NelsonA are each individual and bona fide residents of the State of California.

     b. Vichnick and NelsonA each have all necessary power, capacity, and authority under the laws of California and under all other applicable provisions of law to own his properties and other assets now owned by him, to carry on his business as it is now being conducted, and to execute and deliver and carry out the provisions of this Agreement.

     c. All necessary action on the part of Vichnick and NelsonA required for the lawful execution and delivery of this Agreement and the delivery of the Delaware Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of Vichnick and NelsonA, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally.

     d. Vichnick's Delaware Shares (11,750,000 shares of common stock of the Delaware Corporation) equal all of the shares Vichnick currently holds in the Delaware Corporation, and NelsonA's Delaware Shares (11,750,000 shares of common stock of the Delaware Corporation) equal all of the shares NelsonA currently holds in the Delaware Corporation.

6. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made by any party in this Agreement shall survive the purchase and sale of the Delaware Shares (both Vichnick's and NelsonA's) and the Nevada Shares (both Vichnick's and NelsonA's).

7. Transfer Agent Instructions. The Delaware Corporation will instruct its transfer agent to cancel one or more stock certificates representing the Delaware Shares as set forth in Section 1 above, upon execution of this Agreement.

8. Independent Legal & Financial Advice. All parties to this Agreement hereby acknowledge and agree that Hudson is not a law firm or an accounting firm. Hudson employs lawyers and accountants to counsel Hudson on its agreements. No party to this Agreement (other than Hudson) has or will rely on any legal or financial representation of Hudson. Each party to this agreement (other than Hudson) has and will continue to seek independent legal and financial advice regarding all material aspects of the transactions contemplated by this Agreement, including the review of all documents arising from or relating to this Agreement. Each party to this Agreement recognizes that the attorneys, accountants and other personnel employed by Hudson represent solely the interests of Hudson, and that no representation or warranty has been given to any other party by Hudson as to any legal, tax, accounting, financial or other aspect of the transactions contemplated by this Agreement.

9. Remedies. Each party to this Agreement acknowledges that in the event of a breach of this Agreement by any party, money damages would be inadequate, and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

10. Agreement to Allow Cancellation of Stock Certificates. Vichnick, NelsonA, Andersen, Walker & NelsonV, and the Nevada Corporation agree to allow the Delaware Corporation to cancel any stock certificates representing ownership of the Delaware Shares.

11. Agreement to Resign as Officer and Director. Vichnick, NelsonA, Andersen, Walker & NelsonV hereby agree to sign a document (satisfactory to the Delaware Corporation and Hudson), evidencing their resignations as officers and directors of the Delaware Corporation, within 3 business days of signing this Agreement. Such written document will represent unanimous written consent by the Board of Directors, without a meeting, to the resignation of the aforementioned persons and shall also manifest their written consent to the appointment of BonnieJean C. Tippetts as President, Secretary, Treasurer, and Director of the Delaware Corporation and will also consent to the appointment of David Michael Wolfson and Gisela Tippetts as directors of the Delaware Corporation.

12. General Release and Waiver By Vichnick, NelsonA, Andersen, Walker & NelsonV. Vichnick, NelsonA, Andersen, Walker & NelsonV, each on their own behalf, hereby manifest by their signatures at the end of this document that each of them does knowingly and voluntarily release, waive, and give up any and all claims (civil, criminal, administrative, or other) which any one of them, or any combination of them, may have against any other party to this Agreement. This release applies to all claims and rights, including those of which Vichnick, NelsonA, Andersen, Walker & NelsonV may not be aware at this time, as well as those not mentioned specifically in this Release. This Release applies to all claims and rights arising from or related to anything which has happened among the parties in the past, at present, or in the future. Without limiting the generality of the foregoing waiver and release, Vichnick, NelsonA, Andersen, Walker & NelsonV specifically release any claim arising from or related to the following:
     (a) Vichnick's Delaware Shares or NelsonA's Delaware Shares; (b) Vichnick's Nevada Shares or NelsonA's Nevada Shares; (c) the Stock Acquisition Agreement dated 11/23/99 between Jutland Enterprises and (among others) Barry Vichnick and Allen Nelson (copy attached as Exhibit A to this Agreement). This release is all encompassing for all time.

13. General Release and Waiver by the Nevada Corporation. The Nevada Corporation hereby knowingly and voluntarily releases, waives, and gives up any and all claims (civil, criminal, administrative, or other) which it may have against any other party to this Agreement. This release applies to all claims and rights, including those of which the Nevada Corporation may not be aware at this time, as well as those not mentioned specifically in this Release. This Release applies to all claims and rights arising from or related to anything which has happened among the parties, in the past, at present, or in the future. Without limiting the generality of the foregoing waiver and release, The Nevada Corporation specifically releases any claim arising from or related to the following: (a)

         Vichnick's Delaware Shares or NelsonA's Delaware Shares; (b) Vichnick's Nevada Shares or NelsonA's Nevada Shares; (c) the Stock Acquisition Agreement dated 11/23/99 between Jutland Enterprises and (among others) Barry Vichnick and Allen Nelson (copy attached as Exhibit A to this Agreement). This Release is all encompassing for all time.

14. General Release and Waiver by the Delaware Corporation. The Delaware Corporation hereby knowingly and voluntarily releases, waives, and gives up any and all claims (civil, criminal, administrative, or other) which it may have against any other party to this Agreement. This release applies to all claims and rights, including those of which the Delaware Corporation may not be aware at this time, as well as those not mentioned specifically in this Release. This Release applies to all claims and rights arising from or related to anything which has happened among the parties, in the past, at present, or in the future. Without limiting the generality of the foregoing waiver and release, The Delaware Corporation specifically releases any claim arising from or related to the following: (a) Vichnick's Delaware Shares or NelsonA's Delaware Shares; (b) Vichnick's Nevada Shares or
     NelsonA's Delaware Shares; (c) the Stock Acquisition Agreement dated 11/23/99 between Jutland Enterprises and (among others) Barry Vichnick and Allen Nelson (copy attached as Exhibit A to this Agreement). This Release is all encompassing for all time.

15. General Release and Waiver by Hudson. Hudson hereby knowingly and voluntarily releases, waives, and gives up any and all claims (civil, criminal, administrative, or other) which it may have against any other party to this Agreement. This release applies to all claims and rights, including those of which Hudson may not be aware at this time, as well as those not mentioned specifically in this Release. This Release applies to all claims and rights arising from or related to anything which has happened among the parties, in the past, at present, or in the future. Without limiting the generality of the foregoing waiver and release, Hudson specifically releases any claim arising from or related to the following:
     (a) Vichnick's Delaware Shares or NelsonA's Delaware Shares; (b) Vichnick's Nevada Shares or NelsonA's Delaware Shares; (c) the Stock Acquisition Agreement dated 11/23/99 between Jutland Enterprises and (among others) Barry Vichnick and Allen Nelson (copy attached as Exhibit A to this Agreement). This Release is all encompassing for all time.

16. Specific Releases and Waivers of Liability. Without in any way limiting the generality of the foregoing mutual release, the parties specifically release and waive the following liabilities, so as to give additional assurance and clarification to the other parties:

     1. Hudson agrees to waive and release any claim for reimbursement of any money given so far to the Nevada Corporation.

     2. The Delaware Corporation agrees to waive and release any claim for reimbursement of any money given so far to the Nevada Corporation.

     3. Hudson agrees to waive and release any claim against Vichnick, NelsonA, Andersen, Walker & NelsonV and the Nevada Corporation arising from or relating to Hudson's $400,000 advisory agreement dated 11/17/99.

     4. Hudson and the Delaware Corporation agree to waive and release (and hold harmless from) any claim against Vichnick, NelsonA, Andersen, Walker & NelsonV and the Nevada Corporation arising from or relating to the judgment entered against Jutland in the case of Cynthia M. Maleski, Insurance Commissioner of the Commonwealth of Pennsylvania v.

          Jutland Enterprises, Inc., Commonwealth Court of Pennsylvania Case No. 294 M.D. 1994, and Superior Court of New Jersey, Somerset County, Docket No. SOM-L-871-95.

     5. Hudson and the Delaware Corporation specifically waive and release any claim against Vichnick, NelsonA, Andersen, Walker & NelsonV and the Nevada Corporation for any payments, incomes, or disbursements whatsoever which arise from or relate to any of the future business or products of Vichnick, NelsonA, Andersen, Walker & NelsonV or the Nevada Corporation, including but not limited to any of its "Rock and Wrestling" performances.

17.      Miscellaneous.
         -------------

          A. Amendment. This Agreement may not be amended or modified, except only by an instrument in writing signed by all parties.

          B. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subjects addressed in this Agreement. This Agreement supersedes any and all prior agreements, arrangements, or understandings (written or oral) between the parties. No understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

          C. Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

          D. Assignment. Neither this Agreement nor any right created by it shall be assignable by any party without the prior written consent of all other parties to this Agreement.

          E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party; when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid; when deposited with an express delivery service (such as Federal Express or Airborne Express); or when sent by facsimile transmission; provided that the notice or other communication is addressed substantially as follows:

               i. In the case of Vichnick, NelsonA, Andersen, Walker & NelsonV, to:

                      Barry Vichnick (or NelsonA, Andersen, Walker, or NelsonV). 15962 Gault Street
                      Van Nuys, California 91406
                      Telephone:       (818) 786-7154
                      Facsimile:       (818) 787-6375
                ii       In the case of the Nevada Corporation to:

                         The Professional Wrestling Alliance, Inc.
                         15962 Gault Street
                         Van Nuys, California 91406
                         Phone: (818) 786-7154
                         Facsimile: (818) 787-6375
                         Attention: Barry Vichnick, President

                iii.         In the case of the Delaware Corporation to:

                         Professional Wrestling Alliance Corporation
                         268 West 400 South, Suite 300
                         Salt Lake City, Utah 84101
                         Phone: (801) 575-8073
                         Facsimile: (801) 575-8092
                         Attention: BonnieJean C. Tippetts, President

                iv.      In the case of Hudson to:

                         Hudson Consulting Group, Inc.
                         268 West  400 South, Suite 300
                         Salt Lake City, Utah  84101
                         Telephone:       (801) 575-8073
                         Facsimile:       (801) 575-8092
                         Attention: Richard D. Surber, President

         or to such other person or address designated in writing by the relevant party to receive notice.

          F. Headings and Captions. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          G. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to its law on conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, Utah. The parties expressly consent to the personal jurisdiction of the above-identified courts. The parties agree to exclude and waive any statute, law or treaty which allows or requires any dispute to be decided in another forum or by rules of decision other than as provided in this Agreement.

          H. Binding Effect. This Agreement is binding on the parties hereto and inures to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns, and is all encompassing for all time.

          I. Attorney's Fees. If any action at law or in equity, including an action for equitable relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees, court costs, and other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs, or other costs may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorneys fees, court costs, or other costs. Should either party be represented by in-house counsel, all parties agree that party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

          J. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or un-enforceability shall not affect any other provisions of this Agreement. Instead, this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

          K. Mutual Cooperation The parties shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other documents and take such other actions as may be necessary or convenient to effect the transactions described herein.

          L. Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto. Such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes.

          M. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

          N. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.






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                                   Page 12


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

         DATED this 11th day of July, 2000.

                  BARRY VICHNICK

                  By: /s/ Barry Vichnick
                  -------------------------
                  Barry Vichnick, as an individual

                  ALLEN NELSON

                  By: /s/ Allen Nelson
                  -------------------------
                  Allen Nelson, as an individual

                  GARY ANDERSEN

                  By: /s/ Gary Andersen
                  -------------------------
                  Gary Andersen, as an individual

                  ALAN WALKER

                  By: /s/ Alan Walker
                  -------------------------
                  Alan Walker, as an individual

                  VAUGHN NELSON

                  By: /s/ Vaughn Nelson
                  -------------------------
                  Vaughn Nelson, as an individual

                  THE PROFESSIONAL WRESTLING ALLIANCE, INC. (a Nevada Corp.)

                  By: /s/ Barry Vichnick
                  -------------------------
                  Barry Vichnick, President

                  PROFESSIONAL WRESTLING ALLIANCE CORPORATION (a Delaware Corp.)

                  By: /s/ Barry Vichnick
                  -------------------------
                  Barry Vichnick, Current President

                  HUDSON CONSULTING GROUP, INC.

                  By: /s/ Richard Surber
                  -------------------------
                  Richard Surber, President

                                   Page 13